SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 5, 2004

Commission File Number:  0-29911

The SCO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0662823
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

355 South 520 West Lindon, UT	84042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 765-4999

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure.

The SCO Group, Inc. (“SCO”) has exchanged the preferred stock issued in connection with its $50 million private financing completed in October 2003 for a new series of preferred stock. Pursuant to an exchange agreement, SCO issued one new share of Series A-1 Convertible Preferred Stock with revised rights and preferences in exchange for each share of Series A Convertible Preferred Stock previously issued.

This exchange will eliminate the conversion feature that was initially recorded as a current liability on SCO’s balance sheet. Further, SCO will no longer be required to record a charge in its quarterly statements of operations for the change in the fair value of the derivative related to the conversion feature.  Any difference between the fair value of the new Series A-1 Convertible Preferred Stock and the carrying value of the Series A Convertible Preferred Stock and related conversion feature will be recorded as a dividend in SCO’s income statement for its second quarter, which will end on April 30, 2004.

The Series A-1 Convertible Preferred Stock generally has the same rights and preferences as the Series A Convertible Preferred Stock, except that the Series A-1 Convertible Preferred is convertible into SCO’s common stock at a variable price based upon the market price of SCO’s common stock, subject to a floor price for conversion of $13.50 per share. There is no ceiling on the conversion price. The Series A-1 Convertible Preferred stockholders have certain limited voting rights and the right, but not the obligation, to nominate a candidate for election to SCO’s Board of Directors at SCO’s next annual meeting of stockholders. The holders of Series A-1 Convertible Preferred Stock have also agreed to some limits on their rights to require SCO to redeem their preferred stock, an increase to the amount of debt that SCO may incur without consent, as well as other contractual benefits, giving SCO expanded operational flexibility.

Forward Looking Statements
This report contains forward looking statements related to SCO’s expectations regarding the accounting treatment for the Series A-1 Convertible Preferred Stock.  SCO wishes to advise readers that a number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements including without limitation the risk that regulators would not allow SCO to account for the Series A-1 Convertible Preferred Stock in the manner expected.  These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in SCO’s filings with the Securities and Exchange Commission.

ITEM 7.  Financial Statements and Exhibits.

(c)  Exhibits.

4.1           Certificate of Designation for Series A-1 Convertible Preferred Stock

4.2           Certificate of Correction correcting the Certificate of Designation for Series A-1 Convertible Preferred Stock

99.1         Exchange Agreement dated as of February 5, 2004 among SCO and the persons listed therein as Purchasers

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2004	The SCO Group, Inc.

	By	/s/ Robert K. Bench
Robert K. Bench
(Chief Financial Officer
Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designation for Series A-1 Convertible Preferred Stock
4.2	Certificate of Correction correcting the Certificate of Designation for Series A-1 Convertible Preferred Stock
99.1	Exchange Agreement dated as of February 5, 2004 among SCO and the persons listed therein as Purchasers